                                                                      EXHIBIT 11

                   MERRILL LYNCH & CO., INC. AND SUBSIDIARIES
                   ------------------------------------------
                    COMPUTATION OF PER COMMON SHARE EARNINGS
                    ----------------------------------------
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                For the Three Months   For the Nine Months
                                        Ended                Ended
                                --------------------  ---------------------
                                Sept. 30,  Sept. 24,  Sept. 30,  Sept. 24,
                                  1994       1993       1994        1993
                                   (A)        (A)        (A)       (A)(B)
                                ---------  ---------  ---------  ----------
Primary:
Earnings before cumulative ef-
  fect of change in accounting
  principle.................... $231,579   $359,687   $855,147   $1,047,120
Cumulative effect of change in
  accounting principle.........        -          -          -      (35,420)
                                --------   --------   --------   ----------
Net earnings...................  231,579    359,687    855,147    1,011,700
Remarketed Preferred stock
  dividends....................   (1,718)    (1,271)    (4,594)      (3,945)
                                --------   --------   --------   ----------
Net earnings applicable to
  common stockholders.......... $229,861   $358,416   $850,553   $1,007,755
                                ========   ========   ========   ==========
Weighted average shares out-
  standing:
   Common stock................  194,062    211,438    198,353      209,962
   Assuming issuance of shares
     relating to employee
     incentive plans...........   14,968     16,942     15,582       16,673
                                --------   --------   --------   ----------
Total shares...................  209,030    228,380    213,935      226,635
                                ========   ========   ========   ==========
Per common share amounts:
  Earnings before cumulative
   effect of change in account-
   ing principle............... $   1.10   $   1.57   $   3.98   $     4.61
  Cumulative effect of change
   in accounting principle.....        -          -          -         (.16)
                                --------   --------   --------   ----------
Net earnings................... $   1.10   $   1.57   $   3.98   $     4.45
                                ========   ========   ========   ==========
Fully diluted:
Earnings before cumulative ef-
  fect of change in accounting
  principle.................... $231,579   $359,687   $855,147   $1,047,120
Cumulative effect of change in
  accounting principle.........        -          -          -      (35,420)
                                --------   --------   --------   ----------
Net earnings...................  231,579    359,687    855,147    1,011,700
Remarketed Preferred stock
  dividends....................   (1,718)    (1,271)    (4,594)      (3,945)
                                --------   --------   --------   ----------
Net earnings applicable to
  common stockholders.......... $229,861   $358,416   $850,553   $1,007,755
                                ========   ========   ========   ==========
Weighted average shares out-
  standing:
   Common stock................  194,062    211,438    198,353      209,962
   Assuming issuance of shares
     relating to employee
     incentive plans...........   14,968     18,181     15,697       18,182
                                --------   --------   --------   ----------
Total shares...................  209,030    229,619    214,050      228,144
                                ========   ========   ========   ==========
Per common share amounts:
  Earnings before cumulative
   effect of change in account-
   ing principle............... $   1.10   $   1.56   $   3.97   $     4.58
  Cumulative effect of change
   in accounting principle.....        -          -          -         (.16)
                                --------   --------   --------   ----------
Net earnings................... $   1.10   $   1.56   $   3.97   $     4.42
                                ========   ========   ========   ==========

(A) In accordance with Accounting Principles Board Opinion No. 15, the modified treasury stock method was used to calculate per common share earnings.

(B) 1993 results have been restated for the adoption of Statement of Financial Accounting Standards No. 112.